Exhibit 99.1

DATE: Aug. 6, 2013

MEDIA CONTACT: Kelly Swan (539) 573-4944	INVESTOR CONTACT: David Sullivan (539) 573-9360

Apco Reports Second-Quarter Results

TULSA, Okla. – Apco Oil and Gas International Inc. (NASDAQ:APAGF) today announced that for the three and six-month periods ended June 30, 2013, it generated unaudited net income attributable to Apco of $13.5 million and $23.5 million, or $0.46 and $0.80 per share, compared with net income of $12.7 million and $22.8 million, or $0.43 and $0.77 per share for the same periods in 2012.

Net income for the quarter and year-to-date periods was higher than the same periods in 2012 as the benefits of higher operating revenues were partially offset by the combination of greater costs and operating expenses, lower equity income from Argentine investment, and higher income tax expense.

Total operating revenues increased by $8.8 million and $14.0 million during the second quarter and first six months of 2013 compared with the same periods in 2012. Sales revenues from Apco’s Colombian operations and benefits realized from the Oil Plus hydrocarbon subsidy program in Argentina were the primary drivers of higher operating revenues experienced in 2013.

Total sales volumes applicable to Apco’s consolidated interest on a barrel of oil equivalent (BOE) basis were 4 percent higher than second-quarter 2012 and 2 percent higher than the first six months of 2012.

Total costs and operating expenses for the quarter and the six months increased by $6.6 million and $8.9 million, respectively, primarily the result of higher production and lifting costs, depreciation expense, selling and administrative expense, and higher foreign exchange losses. The year-to-date period also benefited from lower exploration expense compared with 2012.

The second quarters of 2013 and 2012 benefited from one-time credits to other income attributable to farm-outs of part of the company’s working interests in properties in Colombia and Argentina.

Apco also experienced lower equity income from its 40.72 percent interest in Petrolera Entre Lomas S.A. (Petrolera). During the second quarter and first six months of 2013, the impact of lower operating revenues and higher operating costs contributed to a decrease of $1.4 million and $4.3 million in equity income from Argentine investment compared with the comparable periods in 2012.

2013 Capital Program and Operational Update

During the first six months of 2013, capital expenditures of $27.6 million attributable to Apco’s consolidated interests were invested primarily in development and exploration drilling in Neuquén basin properties and exploration drilling in Colombia.

Apco participated in the drilling of 13 development wells and two exploration wells in the Neuquén basin in the first six months of the year. An additional four wells were in various stages of drilling and completion at the end of the second quarter.

In Colombia, Apco participated in the drilling of two wells in the Llanos 32 block. The Bandola-1 well was put on production in April and had a favorable impact on revenues in the second quarter. The second well was determined to be unproductive.

Additional activities in the first six months included the acquisition of 3D seismic information in the Coirón Amargo block in Argentina and the Llanos 32 block in Colombia.

In July of 2013, Apco received the remaining governmental approval of its agreements with the province of Tierra del Fuego to extend the term of the company’s three concessions by the ten years provided for by Argentine hydrocarbon law. The ten-year extensions for all three concessions run through August 17, 2026.

Under the extensions, Apco and its partners agreed to pay a total bonus of $5 million and spend $49 million for future exploitation and exploration. In addition, the provincial production tax increases from the current level of 12 percent to 15 percent and could increase up to a maximum of 17.5 percent depending on future increases in product price realizations.

“We are pleased to announce approval of our extension agreements for our properties in the province of Tierra del Fuego,” said Michael Kyle, Apco’s president and chief operating officer.

“The extension agreements extend the reserve life of our properties and allow for a continued stream of investments while supporting future employment for local residents. Negotiations for the extension of the portion of the Entre Lomas concession in the province of Río Negro are advancing and we hope to have an approved agreement this year,” Kyle added.

Apco Oil and Gas International Inc.

Summary of Earnings

(In Thousands of Dollars Except Per Share Amounts)

	2013	2012
Three months ended June 30
Operating revenue	41,790	32,967
Costs and operating expenses	29,855	23,249
Investment income	6,122	7,163
Net income attributable to Apco	13,520	12,680
Per share	0.46	0.43

	2013	2012
Six months ended June 30
Operating revenue	77,069	63,043
Costs and operating expenses	57,126	48,275
Investment income	11,587	15,501
Net income attributable to Apco	23,453	22,756
Per share	0.80	0.77

About Apco Oil and Gas International Inc. (NASDAQ: APAGF)

Apco Oil and Gas International Inc. is an international oil and gas exploration and production company with interests in nine oil and gas concessions and two exploration permits in Argentina, and three exploration and production contracts in Colombia. More information is available at www.apcooilandgas.com. Go to http://www.b2i.us/irpass.asp?BzID=1671&to=ea&s=0 to join our e-mail list.

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Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Volumes of future oil, natural gas, and LPG production;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Estimates of proved gas and oil reserves;

•	Reserve potential;

•	Development drilling potential;

•	Cash flow from operations or results of operations;

•	Seasonality of natural gas demand; and

•	Oil and natural gas prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

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Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future oil and natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

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Inflation, interest rates, fluctuation in foreign currency exchange rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

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Costs of, changes in, or the results of laws, government regulations (including climate change regulation and/or potential additional regulation of drilling and completion of wells), environmental liabilities and litigation;

•	Political conditions in Argentina, Colombia and other parts of the world;

•	The failure to renew participation in hydrocarbon concessions granted by the Argentine government on reasonable terms;

•	Risks related to strategy and financing, including restrictions stemming from our loan agreement and the availability and cost of credit;

•	Risks associated with future weather conditions, volcanic activity and earthquakes;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our most recent annual report on Form 10-K filed with the SEC and our quarterly reports on Form 10-Q available from our offices or from our website at www.apcooilandgas.com.